EXHIBIT 99.1

Patriot Reports Fourth Quarter 2022 Net Income of $1.8 million, $0.45 per share; Full Year Net Income of $6.2 million, $1.56 per share

Pre-tax Income and Net Interest Margin buoyed by exceptional loan and deposit growth

STAMFORD, Conn., March 07, 2023 (GLOBE NEWSWIRE) --  Patriot National Bancorp, Inc. (“Patriot,” “Bancorp” or the “Company”) (NASDAQ: PNBK), the parent company of Patriot Bank, N.A. (the “Bank”), today announced net income of $1.8 million, or $0.45 basic and diluted earnings per share for the quarter ended December 31, 2022. These results compare to net income of $2.3 million, or $0.59 basic and diluted earnings per share for the third quarter of 2022 and net income of $1.9 million, or $0.48 basic and diluted earnings per share reported in the fourth quarter of 2021.

Net income for the full year ended December 31, 2022 was $6.2 million, or $1.56 basic and $1.55 diluted earnings per share, compared to a net income of $5.1 million, or $1.29 basic and diluted earnings per share for the year ended December 31, 2021. For the year ended December 31, 2021, pre-tax income included the recognition of an Employee Retention Credit (“ERC”) of $2.9 million and non-recurring merger related costs of $1.9 million. Pre-tax income for the year ended 2022 of $7.8 million increased $3.8 million or 95% from the full year 2021 results, exclusive of non-recurring items. There were no non-recurring items in 2022 pre-tax income.

Along with reporting a substantial improvement in net interest income and strong earnings, the Bank reported loan growth of 14.7% and deposit growth of 14.9% at December 31, 2022 compared to December 31, 2021. The Bank’s average net interest margin increased significantly to 3.77% for the quarter and 3.46% for the full year ended December 31, 2022, up from 3.05% and 2.92% for the quarter and full year ended December 31, 2021, respectively. The Bank’s Payments division has increasingly been contributing to the Bank’s lower-cost funding sources. This new Group is keenly focused on expanding unique deposit gathering channels, while continuing to widen the Bank’s net interest margin.

Patriot President & CEO Robert Russell stated: “Despite the myriad impacts related to the changing interest rate environment, we are proud of the increasing operational and financial results achieved for the fourth quarter and full year 2022. Operational and business unit initiatives are gaining good traction, and we are seeing the results expressed in increasing earnings and widening net interest margin.” Mr. Russell added “Our efficiency ratio has improved significantly in the fourth quarter to 64.88%.

Michael Carrazza, Patriot’s Chairman commented, “Patriot remains aggressively committed to completing one or more transformational events that will elevate the scale of Patriot and its digital forward capabilities. Strategic discussions are actively underway; such event(s) will be coupled with the organic roll-out of initiatives on the digital deposit gathering and asset generating sides of the balance sheet.”

In December 2022, Patriot successfully completed its refinancing of its $12.0 million senior debt facility that was scheduled to mature in December 2022.

Financial Results:
Total assets increased $94.9 million to $1.0 billion as of December 31, 2022, as compared to $948.5 million at December 31, 2021, primarily due to the increase in net loans from $729.6 million at December 31, 2021 to $838.0 million at December 31, 2022. Total deposits increased from $748.6 million on December 31, 2021 to $860.4 million as of December 31, 2022.

Net interest income for the three months ended December 31, 2022 was $9.6 million, an increase of $2.7 million or 38.6% from the fourth quarter of 2021. Net interest income for the year ended December 31, 2022 was $33.3 million, an increase of $8.0 million or 31.7% from the year ended December 31, 2021. These increases were primarily attributable to the growth in the loan portfolio and growth in prepaid deposits from the Payments division.

The Bank’s net interest margin showed continued improvement, with an increase to 3.77% for the quarter and 3.46% for the full year ended December 31, 2022. This compares with 3.05% and 2.92% for the fourth quarter of 2021 and the full year ended December 31, 2021, respectively.

For the three months ended and year ended December 31, 2022, additional provisions for loan losses of $1.4 million and $1.9 million were recorded, respectively. As of December 31, 2022, the allowance for loan losses was $10.3 million (1.22%) of total loans, compared with $9.9 million (1.34%) on December 31, 2021.

Non-interest income for the three months ended and year ended December 31, 2022 was $1.3 million and $3.6 million, respectively. Non-interest income for the three months ended and year ended December 31, 2021 was $2.3 million and $4.4 million, respectively. The decrease in non-interest income for the year ended December 31, 2022, compared to the same period in 2021 was primarily attributable to lower gains from sales of SBA loans resulting from lower market premiums.

Non-interest expenses for the quarter ended and year ended December 31, 2022 were $7.1 million and $27.2 million, respectively. Non-interest expenses for the quarter ended and year ended December 31, 2021 were $8.8 million and $25.2 million, respectively, net of the ERC recognized by the Company in 2021 of $2.9 million. The Company was no longer eligible for the ERC under the CARES Act program after the third quarter of 2021.

For the year ended December 31, 2022, a provision for income taxes of $1.6 million was recorded, compared to a benefit for income taxes of $81,000 for the year ended December 31, 2021. The benefit for income taxes in 2021 was primarily due to a full $1.9 million reversal of the valuation reserve for deferred tax assets, which decreased the income tax provision in 2021.

As of December 31, 2022, shareholders’ equity was $59.6 million, as compared with $67.3 million on December 31, 2021. While Patriot achieved a material increase in operating and earnings performance in 2022, its equity account declined as a result of market value accounting applied to the Bank’s available-for-sale investment portfolio (“AFS”) during the period; this market value adjustment is directly correlated to the fluctuation of interest rates and does not represent a permanent impairment in value as the Company holds such investment grade securities to maturity Accordingly, on a GAAP basis, Patriot’s book value per share was $15.03 on December 31, 2022, as compared with $17.02 on December 31, 2021. Excluding the net impact of the valuation of the AFS portfolio, non-GAAP tangible book value per share was $18.63, as compared with $18.21 in the third quarter of 2022 and $17.08 on December 31, 2021.

About the Company:

Founded in 1994, and now celebrating its 28th year, Patriot National Bancorp, Inc. (“Patriot” or “Bancorp”) is the parent holding company of Patriot Bank N.A. (“Bank”), a nationally chartered bank headquartered in Stamford, CT. The Bank is headquartered in Stamford and operates 9 branch locations: in Scarsdale, NY; and Darien, Fairfield, Greenwich, Milford, Norwalk, Orange, Stamford, Westport, CT with Express Banking locations at Bridgeport/ Housatonic Community College, downtown New Haven and Trumbull at Westfield Mall. The Bank also maintains SBA lending offices in Stamford, Connecticut, Florida, Georgia, Mississippi, along with a Rhode Island operations center.

Patriot’s mission is to serve its local community and nationwide customer base by providing a growing array of banking solutions to meet the needs of individuals and small businesses owners. Patriot places great value in the integrity of its people and how it conducts business. The emphasis on building strong client relationships and community involvement are cornerstones of Patriot’s philosophy as it seeks to maximize shareholder value.

“Safe Harbor” Statement Under Private Securities Litigation Reform Act of 1995:
Certain statements contained in Bancorp’s public statements, including this one, may be forward looking. These forward-looking statements are based on Patriot’s current expectations and assumptions regarding Patriot’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect Patriot’s future financial results and performance and could cause the actual results, performance, or achievements of Patriot to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: (1) changes in prevailing interest rates which would affect the interest earned on the Company’s interest earning assets and the interest paid on its interest bearing liabilities; (2) the timing of re-pricing of the Company’s interest earning assets and interest bearing liabilities; (3) the effect of changes in governmental monetary policy; (4) the effect of changes in regulations applicable to the Company and the Bank and the conduct of its business; (5) changes in competition among financial service companies, including possible further encroachment of non-banks on services traditionally provided by banks; (6) the ability of competitors that are larger than the Company to provide products and services which it is impracticable for the Company to provide; (7) the state of the economy and real estate values in the Company’s market areas, and the consequent effect on the quality of the Company’s loans; (8) demand for loans and deposits in our market area; (9) recent governmental initiatives that are expected to have a profound effect on the financial services industry and could dramatically change the competitive environment of the Company; (10) other legislative or regulatory changes, including those related to residential mortgages, changes in accounting standards, and Federal Deposit Insurance Corporation (“FDIC”) premiums that may adversely affect the Company; (11) the application of generally accepted accounting principles, consistently applied; (12) the fact that one period of reported results may not be indicative of future periods; (13) the state of the economy in the greater New York metropolitan area and its particular effect on the Company's customers, vendors and communities; (14) political, social, legal and economic instability, civil unrest, war, catastrophic events, acts of terrorism; (15) widespread outbreaks of infectious diseases, including the ongoing novel coronavirus (COVID-19) outbreak; (16) changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (17) our ability to access cost-effective funding; (18) our ability to implement and change our business strategies; (19) changes in the quality or composition of our loan or investment portfolios; (20) technological changes that may be more difficult or expensive than expected; (21) our ability to manage market risk, credit risk and operational risk in the current economic environment; (22) our ability to enter new markets successfully and capitalize on growth opportunities; (23) changes in consumer spending, borrowing and savings habits; (24) our ability to retain key employees; (25) our compensation expense associated with equity allocated or awarded to our employees; and (26) other such factors, including risk factors, as may be described in the Company’s other filings with the Securities and Exchange Commission.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021
Assets
Cash and due from banks:
Noninterest bearing deposits and cash	$5,182	$4,319	$3,264
Interest bearing deposits	33,311	26,865	43,781
Total cash and cash equivalents	38,493	31,184	47,045
Investment securities:
Available-for-sale securities, at fair value	84,520	85,917	94,341
Other investments, at cost	4,450	4,450	4,450
Total investment securities	88,970	90,367	98,791

Federal Reserve Bank stock, at cost	2,627	2,671	2,843
Federal Home Loan Bank stock, at cost	3,874	5,474	4,184

Gross loans receivable	848,316	862,870	739,488
Allowance for loan losses	(10,310)	(9,952)	(9,905)
Net loans receivable	838,006	852,918	729,583

SBA loans held for sale	5,211	8,748	3,129
Accrued interest and dividends receivable	7,267	6,504	5,822
Premises and equipment, net	30,641	30,861	31,500
Deferred tax asset	15,527	16,057	12,146
Goodwill	1,107	1,107	1,107
Core deposit intangible, net	249	261	296
Other assets	11,387	12,839	12,035
Total assets	$1,043,359	$1,058,991	$948,481

Liabilities
Deposits:
Noninterest bearing deposits	$269,635	$247,704	$226,713
Interest bearing deposits	590,811	586,691	521,849
Total deposits	860,446	834,395	748,562

Federal Home Loan Bank and correspondent bank borrowings	85,000	125,000	90,000
Senior notes, net	11,640	12,000	12,000
Subordinated debt, net	9,840	9,832	9,811
Junior subordinated debt owed to unconsolidated trust, net	8,128	8,125	8,119
Note payable	585	637	791
Advances from borrowers for taxes and insurance	886	2,262	1,101
Accrued expenses and other liabilities	7,251	8,736	10,753
Total liabilities	983,776	1,000,987	881,137

Commitments and Contingencies	—	—	—

Shareholders' equity
Preferred stock	—	—	—
Common stock	106,565	106,542	106,479
Accumulated deficit	(31,337)	(33,107)	(37,498)
Accumulated other comprehensive loss	(15,645)	(15,431)	(1,637)
Total shareholders' equity	59,583	58,004	67,344

Total liabilities and shareholders' equity	$1,043,359	$1,058,991	$948,481

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended			Year Ended
(In thousands, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Interest and Dividend Income
Interest and fees on loans	$12,865	$11,250	$7,916	$40,823	$30,115
Interest on investment securities	672	555	502	2,307	1,924
Dividends on investment securities	155	99	73	384	223
Other interest income	274	135	22	498	89
Total interest and dividend income	13,966	12,039	8,513	44,012	32,351

Interest Expense
Interest on deposits	2,641	1,493	387	5,300	2,243
Interest on Federal Home Loan Bank borrowings	1,185	806	756	3,475	2,986
Interest on senior debt	228	218	227	866	913
Interest on subordinated debt	305	276	233	1,066	933
Interest on note payable and other	37	3	3	46	15
Total interest expense	4,396	2,796	1,606	10,753	7,090

Net interest income	9,570	9,243	6,907	33,259	25,261

Provision (credit) for loan losses	1,410	200	(200)	1,885	(500)

Net interest income after provision (credit) for loan losses	8,160	9,043	7,107	31,374	25,761

Non-interest Income
Loan application, inspection and processing fees	108	102	54	386	257
Deposit fees and service charges	65	67	61	256	251
Gains on sale of loans	770	182	1,534	1,461	1,886
Rental income	118	124	143	566	543
(Loss) gain on sale of investment securities	—	—	(43)	—	76
Other income	278	179	556	936	1,410
Total non-interest income	1,339	654	2,305	3,605	4,423

Non-interest Expense
Salaries and benefits	4,067	4,330	3,583	15,506	11,089
Occupancy and equipment expenses	849	862	900	3,428	3,430
Data processing expenses	275	297	363	1,185	1,451
Professional and other outside services	775	541	956	2,664	3,155
Project expenses, net	2	50	1,867	133	1,882
Advertising and promotional expenses	41	50	39	232	235
Loan administration and processing expenses	50	37	73	234	134
Regulatory assessments	219	245	258	817	907
Insurance expenses	64	54	66	271	280
Communications, stationary and supplies	134	208	154	616	604
Other operating expenses	601	540	520	2,136	2,004
Total non-interest expense	7,077	7,214	8,779	27,222	25,171

Income before income taxes	2,422	2,483	633	7,757	5,013

Provision (benefit) for income taxes	652	157	(1,262)	1,596	(81)
Net income	$1,770	$2,326	$1,895	$6,161	$5,094

Basic earnings per share	$0.45	$0.59	$0.48	$1.56	$1.29
Diluted earnings per share	$0.45	$0.59	$0.48	$1.55	$1.29

FINANCIAL RATIOS AND OTHER DATA

	Three Months Ended			Year Ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Quarterly Performance Data:
Net income	$1,770	$2,326	$1,895	$6,161	$5,094
Return on Average Assets	0.66%	0.87%	0.79%	0.60%	0.55%
Return on Average Equity	11.72%	15.00%	11.21%	9.87%	7.75%
Net Interest Margin	3.77%	3.68%	3.05%	3.46%	2.92%
Efficiency Ratio	64.88%	72.89%	95.30%	73.84%	84.80%
Efficiency Ratio excluding project costs	64.86%	72.39%	75.03%	73.48%	78.46%
% (decrease) increase in loans	-1.69%	0.44%	3.49%	14.72%	1.27%
% increase (decrease) in deposits	3.12%	-1.46%	1.89%	14.95%	9.17%

Asset Quality:
Nonaccrual loans	$18,593	$19,182	$23,095	$18,593	$23,095
Nonaccrual loans / loans	2.19%	2.22%	3.12%	2.19%	3.12%
Nonaccrual loans / assets	1.78%	1.81%	2.43%	1.78%	2.43%

Allowance for loan losses	$10,310	$9,952	$9,905	$10,310	$9,905
Allowance for loan losses / loans	1.22%	1.15%	1.34%	1.22%	1.34%
Allowance / nonaccrual loans	55.45%	51.88%	42.89%	55.45%	42.89%

Loan charge-offs	$1,177	$366	$—	$1,828	$358
Loan (recoveries)	$(125)	$(189)	$(25)	$(348)	$(179)
Net loan charge-offs (recoveries)	$1,052	$177	$(25)	$1,480	$179

Capital Data and Capital Ratios
Book value per share (1)	$15.03	$14.66	$17.02	$15.03	$17.02
Non-GAAP Tangible book value per share (2)	$14.68	$14.31	$16.67	$14.68	$16.67
Non-GAAP Tangible book value excluding other comprehensive loss per share (3)	$18.63	$18.21	$17.08	$18.63	$17.08

Shares outstanding	3,965,186	3,957,269	3,956,492	3,965,186	3,956,492

Bank Leverage Ratio	9.26%	9.23%	9.86%	9.26%	9.86%

(1) Book value per share represents shareholders' equity divided by outstanding shares.
(2) Tangible book value per share represents tangible assets divided by outstanding shares.
(3) Tangible book value excluding other comprehensive loss per share represents tangible assets excluding unrealized loss on investments, net of income tax divided by outstanding shares.

Deposits:

(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021
Non-interest bearing:
Non-interest bearing	$118,541	$125,396	$127,420
Prepaid DDA	151,095	122,308	99,293
Total non-interest bearing	269,636	247,704	226,713

Interest bearing:
NOW	34,440	38,435	34,741
Savings	71,002	87,443	109,744
Money market	164,827	133,947	113,428
Money market - prepaid deposits	46,173	46,825	51,090
Certificates of deposit, less than $250,000	165,793	180,253	142,246
Certificates of deposit, $250,000 or greater	59,877	65,362	53,584
Brokered deposits	48,698	34,426	17,016
Total Interest bearing	$590,810	$586,691	$521,849

Total Deposits	$860,446	$834,395	$748,562

Total Prepaid deposits	$197,268	$169,133	$150,383

Total deposits excluding brokered deposits	$811,748	$799,969	$731,546

Non-GAAP Financial Measures:

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as pre-tax income excluding Employee Retention Credit and project expenses, and per share numbers that exclude intangible assets and exclude the net reduction in Book equity resulting from the change in value of its Available for Sale investment securities (AFS). A computation and reconciliation of non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliation of GAAP to Non-GAAP Measures (unaudited):
	Three Months Ended		Year Ended
(Dollars in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net Income excluding Employee retention Credit (ERC) and project expenses:
Net Income reported	$1,770	$1,895	$6,161	$5,094
Provision (benefit) for income taxes	652	(1,262)	1,596	(81)
Income before income taxes reported	2,422	633	7,757	5,013
Employee Retention Credit	—	—	—	(2,896)
Project expenses related to merger with American Challenger	—	1,851	—	1,851
Pre-tax income excluding ERC and project expenses	$2,422	$2,484	$7,757	$3,968

(Dollars in thousands)	December 31, 2022	September 30, 2022	December 31, 2021

Tangible book value per share
Total shareholders' equity	$59,583	$58,004	$67,344
Goodwill	(1,107)	(1,107)	(1,107)
Core deposit intangible, net	(249)	(261)	(296)
Tangible book value	$58,227	$56,636	$65,941

Shares outstanding	3,965,186	3,957,269	3,956,492
Tangible book value per share	$14.68	$14.31	$16.67

Tangible book value excluding other comprehensive loss per share
Tangible book value	$58,227	$56,636	$65,941
Other comprehensive loss	15,645	15,431	1,637
Tangible book value excluding other comprehensive loss	$73,872	$72,067	$67,578

Shares outstanding	3,965,186	3,957,269	3,956,492
Tangible book value excluding other comprehensive loss per share	$18.63	$18.21	$17.08

Contacts: Patriot Bank, N.A. 900 Bedford Street Stamford, CT 06901 www.BankPatriot.com	Joseph Perillo Chief Financial Officer 203-252-5954	Robert Russell President & CEO 203-252-5939